Exhibit 10.53

AMENDMENT NO. 1

TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO THE LICENSE AGREEMENT (the “Amendment No. 1”) is effective as of May 25, 2023, and is entered into by and between ABG-Vince LLC (“Licensor”), on the one hand, and Vince, LLC (“Licensee”), on the other hand, concerning that certain License Agreement dated as of the Closing (as defined therein) (the “Original Agreement”).

In consideration of the mutual covenants and agreements hereinafter contained on the part of each of the parties hereto to be kept, observed and performed, and for such other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.
Defined Terms. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Original Agreement. For the avoidance of doubt, from and after the date hereof, references to the ‘Agreement’ in both the Original Agreement and this Amendment No. 1 shall refer to the Original Agreement as modified by the terms of this Amendment No. 1.

2.
Initial Term. From and after the date hereof, Section 5(a) of the Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

“(a) “Initial Term” shall be defined as: the period beginning on the Effective Date and ending on the end of Licensee’s 2032 fiscal year, unless sooner terminated pursuant to the terms hereof, with each ‘Contract Year’ included therein being defined as the following:

Contract Year	Actual Dates	Expected Dates as of the Effective Date
1	Effective Date – end of Licensee’s 2023 fiscal year	Effective Date – February 3, 2024
2	Licensee’s 2024 fiscal year	February 4, 2024 – February 1, 2025
3	Licensee’s 2025 fiscal year	February 2, 2025 – January 31, 2026
4	Licensee’s 2026 fiscal year	February 1, 2026 – January 30, 2027
5	Licensee’s 2027 fiscal year	January 31, 2027 – January 29, 2028
6	Licensee’s 2028 fiscal year	January 30, 2028 – January 27, 2029
7	Licensee’s 2029 fiscal year	January 28, 2029 – January 26, 2030
8	Licensee’s 2030 fiscal year	January 27, 2030 – February 3, 2031
9	Licensee’s 2031 fiscal year	February 4, 2031 – February 1, 2032
10	Licensee’s 2032 fiscal year	February 2, 2032 – January 31, 2033

For purposes of the above, it is acknowledged and agreed that Licensee’s fiscal years are based on 5-4-4 calendar years with the same quarter and year-end dates as the National Retail Federation’s 4-5-4 calendar years. In the event Licensee desires to change its fiscal year calendar to a calendar year calendar, then it shall notify Licensor in writing and after Licensee’s receipt of such notice, Licensor and Licensee shall enter into a written amendment to this Agreement (to make such change on a prospective basis) to be signed by duly authorized representatives of both Licensee and Licensor in each instance.”

3.
Wire Instructions. From and after the date hereof, Section 15(b) of the Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

“(b) Wire Instructions. Licensee shall be solely responsible for any costs and/or fees associated with making any and all payments to Licensor as required under this Agreement, including, without limitation, wire transfer fees. Licensee shall pay all sums due to Licensor by wire transfer to the following account, unless otherwise instructed by Licensor in writing and memorialized in a written amendment to this Agreement, duly executed by and exchanged between authorized signatories of each of the Parties hereto, and confirmed by Licensee via voice/phone call to the Licensor’s ‘Accounts Receivable’ contact at [***] (Licensee shall ask the operator for the ‘Accounts Receivable’ contact):

Payee: [***]

Account Number: [***;

ABA Routing Number (for domestic transfers):

Wire: [***] / ACH: [***]

Swift Code (for international transfers): [***]

Licensee acknowledges and agrees that (i) it is Licensee’s responsibility to comply with the foregoing protocols to ensure that Licensor receives payment in accordance with the terms of this Agreement, and (ii) a cyber, phishing, or similar attack against the Licensee does not excuse, waive, diminish, or modify any payment or other obligations of Licensee under this Agreement (except to the extent expressly provided in Section 17(k) of the Standard Terms).”

4.
Miscellaneous.

(a)
Except as modified by this Amendment No. 1, all terms and conditions of the Agreement shall remain in full force and effect. For the avoidance of doubt, this Amendment No. 1 and the terms hereof constitute Confidential Information under the Agreement.

(b)
This Amendment No. 1 may be signed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Facsimile, photographic and/or PDF copies of counterpart signature pages shall be deemed original counterpart pages for all purposes hereunder. Each of the parties agrees that an electronic signature evidencing a party’s execution of this Amendment No. 1 shall be effective as an original signature and may be used in lieu of the original for any purpose.
(c)
This Amendment No. 1 and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the state laws of the State of New York (including, without limitation, with respect to full faith and credit accorded to the United States federal laws, e.g., the United States Lanham Act), notwithstanding any conflict of law provisions to the contrary.

(d)
In the event one (1) or more of the provisions of this Amendment No. 1 should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment No. 1, and this Amendment No. 1, shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first set forth above.

AGREED AND ACCEPTED AGREED AND ACCEPTED

“Licensor” “Licensee”

ABG-VINCE LLC VINCE, LLC

By: /s/ Jonathan Schwefel By: /s/ Jay Dubiner

Print: Title: Date:

Jonathan Schwefel

Chief Executive Officer July 25, 2023

Print: Title: Date:

Jay Dubiner

Chief Legal Officer 7/28/2023 | 9:46 AM EDT